UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2019

Precision Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36790	33-1007393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

(Address of principal executive offices)

(651) 389-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 4, 2019 (the “Effective Date”), Precision Therapeutics Inc. (“Precision”) completed the business combination of Helomics Acquisition, Inc., a wholly-owned subsidiary of Precision (“Merger Sub”), with Helomics Holding Corporation (“Helomics”) in accordance with the terms of the Amended and Restated Agreement and Plan of Merger, dated as of October 26, 2018 (as amended, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, the parties to the Merger Agreement consummated a forward-triangular merger, whereby Helomics merged with and into Merger Sub, with Merger Sub surviving the merger as a wholly-owned subsidiary of Precision (the “Merger”). Prior to consummation of the Merger, Precision held 25% of the outstanding voting stock of Helomics; effective on the effective date, Precision acquired ownership of 100% of the capital stock of Helomics, which is now a wholly owned subsidiary of Precision. As a result of the consummation of the Merger, Precision now has full access to Helomics’ suite of Artificial Intelligence (AI), precision diagnostic and integrated Contract Research Organization (CRO) capabilities, which improve patient care and advance the development of innovative clinical products and technologies for the treatment of cancers.

As consideration for the Merger, on the Effective Date and at the effective time of the Merger, all outstanding shares of Helomics not already held by Precision were converted into the right to receive a proportionate share of 4.0 million shares of newly-issued shares of common stock, par value $0.01 (“Common Stock”), of Precision and 3.5 million shares of newly-issued Series D preferred stock of Precision (“Series D Preferred Stock” and, together with Common Stock, “Merger Shares”). 860,000 of the Common Stock Merger Shares were deposited in escrow and are to be held for 18 months to satisfy indemnification claims under the Merger Agreement. The Merger Shares are subject to the following restrictions, which shall lapse one year after the Effective Date: (a) the Merger Shares may not be sold or otherwise transferred for 90 days after the Effective Date and (b) with respect to any holders (or groups of affiliated holders) who receive at least 200,000 Merger Shares, such Merger Shares may not be sold, in any three-month period, in an amount greater than one percent of the outstanding Common Stock of Precision. In addition to the issuance of the Merger Shares, 1,100,000 shares of Precision Common Stock that had been held in an escrow account in connection with Precision’s prior acquisition of shares of Helomics were released to the stockholders of Helomics.

In accordance with the Merger Agreement, and pursuant to an Offer to Exchange dated February 13, 2019 and included in Precision’s Form S-4 Registration Statement under the Securities Act of 1933, as filed with the United States Securities and Exchange Commission on January 24, 2019 (SEC File No. 333-228031) (the “Registration Statement), Precision made an offer to issue (the “Exchange Offer”) to holders of certain promissory notes of Helomics (the “Helomics Notes Payable”) and accompanying warrants to purchase Helomics common stock (the “Helomics Warrants”) (a) shares of Common Stock of Precision in exchange for the tendered Helomics Notes Payable and (b) warrants to purchase shares of Common Stock of Precision at an exercise price of $1.00 per share (“Precision Warrants”) in exchange for the Helomics Warrants held by such holders. The issuance occurred on the Effective Date and at the effective time of the Merger. In connection with the Exchange Offer, Precision issued an aggregate 8,637,323 shares of Common Stock of Precision to the holders of the Helomics Notes Payable, which such amount is equal to all of the outstanding principal and accrued and unpaid interest on all of the Helomics Notes Payable, calculated as of the Effective Date, divided by $1.00 per share of Common Stock of Precision.

Additionally, in connection with the Exchange Offer, Precision issued an aggregate 14,245,063 Precision Warrants to (a) all holders of Helomics Notes Payable who accepted the Exchange Offer and (b) three holders of Helomics Notes Payable who did not accept the Exchange Offer, but executed a note extension agreement with Precision, pursuant to which such holders agreed to accept the terms of the Exchange Offer with respect to their Helomics Warrants. The amount of Precision Warrants issued was determined according to the following formula: 0.6 multiplied by all Helomics Warrants held by a tendering holder of Helomics Warrants. In addition, Precision issued an aggregate 597,000 warrants to purchase Precision Common Stock at an exercise price of $0.01 per share in exchange for 995,000 warrants to purchase Helomics Common Stock at an exercise price of $0.01per share.

The Common Stock of Precision, Series D Preferred Stock of Precision and the Precision warrants described above, and the shares issuable upon conversion or exercise thereof were registered with the United States Securities and Exchange Commission on the Registration Statement.

Following the Merger and the Exchange Offer, as of April 8, 2019, the Company had outstanding: (a) 29,997,467 shares of Common Stock, (b) 3,500,000 shares of Series D Preferred Stock, which would convert to Common Stock on a 1:1 basis as described in Item 5.03, (c) warrants to purchase 20,856,390 shares of Common Stock and (d) options to purchase 7,086,946 shares of Common Stock.

The Merger Agreement is attached to this report as Exhibit 2.1 and incorporated herein by reference. The foregoing description of the Merger Agreement and the transactions contemplated and effected thereby, including, without limitation, the Merger, is not complete and is qualified in its entirety by the contents of the actual Merger Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on April 4, 2019, Precision’s board of directors was expanded to include seven members. In accordance with Helomics’ right to designate a member of the board of directors pursuant to the Merger Agreement, Helomics nominated Gerald J. Vardzel, Jr., and he was appointed to Precision’s board of directors as of April 4, 2019. He was appointed as a Class II director, with a term to expire in 2020.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 4, 2019, in connection with the Merger, Precision filed a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (“Certificate of Designation”) which authorized 3,500,000 shares of Series D Preferred Stock, which were issued in connection with the Merger. The holders of Series D Preferred Stock will not be entitled to vote on the election of directors or most other matters presented to stockholders. Such holders will have the right to vote on limited matters specified in the Certificate of Designation including, generally, effecting or validating any amendment, alteration or repeal of any of the provisions of the Certificate of Designation that materially and adversely affects the powers, preferences or special rights of the Series D Preferred Stock.

Each share of Series D Preferred Stock is subject to automatic conversion, whereby each such share converts automatically on a 1:1 basis into a share of Precision Common Stock upon the earlier of (i) the consummation of any fundamental transaction (e.g., a consolidation or merger, the sale or lease of all or substantially all of the assets of Precision or the purchase, tender or exchange offer of more than 50% of the outstanding shares of voting stock of Precision) or (ii) the one-year anniversary of the issuance date, which will be April 4, 2020. The automatic conversion of Series D Preferred Stock is subject to certain beneficial ownership limitations, such that Precision will not effect any conversion of shares of Series D Preferred Stock into shares of Precision Common Stock to the extent that, after giving effect to such conversion, the holder of shares of Series D Preferred Stock, together with such holder’s affiliates, would beneficially own in excess of 4.99% of the number of shares of Precision Common Stock outstanding immediately after giving effect to the issuance of such conversion shares upon conversion by the applicable holder.

With respect to the payment of dividends and distribution of assets upon liquidation or dissolution or winding up of Precision, whether voluntary or involuntary, the Series D Preferred Stock shall rank equal to Precision Common Stock on an as-converted basis.

The description of the Series D Preferred Stock provided herein is qualified in its entirety by the Certificate of Designation in the form attached hereto as Exhibit 3.1, which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated October 26, 2018, by and among Precision Therapeutics Inc., Helomics Acquisition, Inc., Helomics Holding Corporation and a Stockholder Representative (filed on October 30, 2018 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference). Exhibit 2.1

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock filed April 4, 2019 (filed on January 24, 2019 as Annex I to Amendment No. 2 to Form S-4 (File No. 333-228031) and incorporated herein by reference). Exhibit 3.1

4.1	Form of Stock Purchase Warrant (filed on January 24, 2019 as Annex H to Amendment No. 2 to Form S-4 (File No. 333-228031) and incorporated herein by reference). Exhibit 4.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION THERAPEUTICS INC.

By:	/s/ Bob Myers
Name:	Bob Myers
Its:	Chief Financial Officer

Date: April 10, 2019